UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2020

THE MICHAELS COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36501	37-1737959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01     Regulation FD Disclosure.

In connection with the proposed offering by Michaels Stores, Inc. (the “Issuer”), a wholly owned subsidiary of The Michaels Companies, Inc. (the “Company”), of $500 million in aggregate principal amount of Senior Secured Notes due 2027 (the “Offering”), the Company is providing an update on its expectations for free cash flow and capital expenditures. The Company expects to continue to generate strong free cash flow in the future, with cumulative free cash flow anticipated to approach $2 billion between fiscal 2020 and the end of fiscal year 2024. This estimate reflects planned capital expenditures increasing to 4% of net sales in fiscal years 2021 and 2022 before returning to historical levels of 2% to 3% in subsequent years. The increase in expected capital expenditures is driven by the deferral of certain capital expenditures in response to the COVID-19 pandemic as well as investments related to a new distribution center to better serve the West Coast and the remodeling of a distribution center acquired as part of the A.C. Moore acquisition. As separately announced, the Company will be holding a Virtual Investor Day on September 24, 2020 at which it plans to further discuss its long-term growth and capital allocation strategy.

The information contained in this item of Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements about the Company’s capital expenditures and free cash flow, which reflect management's current views and estimates. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated and its capital expenditures and free cash flow may differ from what is currently expected. Actual results may differ materially from these expectations due to risks relating to the effect of the adverse effect of the ongoing COVID-19 outbreak; economic uncertainty; substantial changes to fiscal and tax policies; the Company’s reliance on foreign suppliers; regulatory changes; changes in customer demand; damage to the reputation of the Michaels brand or the Company’s private and exclusive brands; unexpected or unfavorable consumer responses to the Company’s promotional or merchandising programs; the Company’s failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information; increased competition including internet-based competition from other retailers; the impact of tariffs on certain products that the Company imports from China and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2020, its subsequent Quarterly Reports on Form 10-Q filed with the SEC on June 5, 2020 and September 3, 2020, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company does not undertake and specifically disclaims any obligation to publicly update or revise such forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 8.01     Other Events.

On September 17, 2020, the Company issued a press release announcing the Offering. A copy of this press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by The Michaels Companies, Inc., dated September 17, 2020, announcing the Offering.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael Diamond
Michael Diamond Executive Vice President and Chief Financial Officer

Date: September 17, 2020